                                                                     EXHIBIT 4.3


                                GATX CORPORATION,

                                    AS ISSUER



                           GATX FINANCIAL CORPORATION,

                                  AS GUARANTOR

                                       AND

                                   ----------

                              JPMORGAN CHASE BANK,

                                   AS TRUSTEE

                                   ----------

                                  $125,000,000

                      5% SENIOR CONVERTIBLE NOTES DUE 2023

                                   ----------

                                    INDENTURE

                           DATED AS OF AUGUST 15, 2003

                                TABLE OF CONTENTS

                                                                                                      PAGE

ARTICLE 1       DEFINITIONS.............................................................................1

      SECTION 1.1     Definitions.......................................................................1

      SECTION 1.2     Other Definitions.................................................................7

      SECTION 1.3     Incorporation by Reference of Trust Indenture Act.................................8

      SECTION 1.4     Rules of Construction.............................................................8

ARTICLE 2       THE CONVERTIBLE NOTES...................................................................8

      SECTION 2.1     Form and Dating...................................................................8

      SECTION 2.2     Execution and Authentication.....................................................10

      SECTION 2.3     Registrar, Paying Agent and Conversion Agent.....................................10

      SECTION 2.4     Paying Agent To Hold Money in Trust..............................................11

      SECTION 2.5     Holder Lists.....................................................................11

      SECTION 2.6     Transfer and Exchange............................................................11

      SECTION 2.7     Replacement Convertible Notes....................................................13

      SECTION 2.8     Outstanding Convertible Notes....................................................14

      SECTION 2.9     When Convertible Notes Owned by the Company or an Affiliate Are
                      Disregarded......................................................................14

      SECTION 2.10    Temporary Convertible Notes......................................................15

      SECTION 2.11    Cancellation.....................................................................15

      SECTION 2.12    Defaulted Interest...............................................................16

      SECTION 2.13    CUSIP Number.....................................................................16

      SECTION 2.14    Regulation S.....................................................................16

ARTICLE 3       REDEMPTION.............................................................................16

      SECTION 3.1     The Company's Right to Redeem; Notice to Trustee.................................16

      SECTION 3.2     Selection of Convertible Notes to Be Redeemed....................................17

      SECTION 3.3     Notice of Redemption.............................................................17

      SECTION 3.4     Effect of Notice of Redemption...................................................18

      SECTION 3.5     Deposit of Redemption Price......................................................18

      SECTION 3.6     Convertible Notes Redeemed in Part...............................................19

      SECTION 3.7     Repayment to the Company.........................................................19

ARTICLE 4       REPURCHASE OF Convertible Notes AT THE OPTION OF HOLDERS ON SPECIFIC DATES.............19

                                TABLE OF CONTENTS
                                  (continued)

      SECTION 4.1     Optional Put.....................................................................19

      SECTION 4.2     Notice of Repurchase Right.......................................................20

      SECTION 4.3     Repurchase Notice; Repurchase Procedure..........................................21

      SECTION 4.4     The Company's Right to Elect Manner of Payment of Repurchase Price...............22

      SECTION 4.5     Effect of Repurchase Notice......................................................25

      SECTION 4.6     Deposit of Repurchase Price......................................................25

      SECTION 4.7     Convertible Notes Repurchased in Part............................................26

      SECTION 4.8     No Purchase If Event of Default Has Occurred.....................................26

      SECTION 4.9     Compliance with Applicable Law in Connection with Repurchase of
                      Convertible Notes................................................................26

      SECTION 4.10    Repayment to the Company.........................................................27

ARTICLE 5       REPURCHASE OF CONVERTIBLE NOTES UPON FUNDAMENTAL CHANGE................................27

      SECTION 5.1     Fundamental Change Put...........................................................27

      SECTION 5.2     Notice of Fundamental Change.....................................................27

      SECTION 5.3     Deposit of Fundamental Change Payment............................................29

      SECTION 5.4     Supplemental Indenture Following Fundamental Change..............................29

      SECTION 5.5     No Purchase Following Fundamental Change If Event of Default Has Occurred........29

      SECTION 5.6     Compliance with Applicable Law in Connection with Fundamental Change Offer.......30

ARTICLE 6       CONTINGENT INTEREST....................................................................30

      SECTION 6.1     Contingent Interest..............................................................30

      SECTION 6.2     Payment of Contingent Interest...................................................30

      SECTION 6.3     Contingent Interest Notification.................................................30

ARTICLE 7       COVENANTS..............................................................................31

      SECTION 7.1     Payment of Convertible Notes.....................................................31

      SECTION 7.2     Rule 144A Information; Periodic Reports to the Trustee...........................31

      SECTION 7.3     Compliance Certificate...........................................................32

      SECTION 7.4     Maintenance of Office or Agency..................................................32

      SECTION 7.5     Continued Existence..............................................................32

                                TABLE OF CONTENTS
                                  (continued)

      SECTION 7.6     Appointments to Fill Vacancies in Trustee's Office...............................32

      SECTION 7.7     Stay, Extension and Usury Laws...................................................32

      SECTION 7.8     Taxes............................................................................33

      SECTION 7.9     Investment Company Act...........................................................33

      SECTION 7.10    Contingent Debt Tax Treatment....................................................33

      SECTION 7.11    Calculation of Original Issue Discount...........................................34

ARTICLE 8       SUCCESSORS.............................................................................34

      SECTION 8.1     When the Company May Merge, Etc..................................................34

      SECTION 8.2     Successor Corporation Substituted................................................35

      SECTION 8.3     Purchase Option on Fundamental Change............................................35

ARTICLE 9       DEFAULTS AND REMEDIES..................................................................36

      SECTION 9.1     Events of Default................................................................36

      SECTION 9.2     Acceleration.....................................................................37

      SECTION 9.3     Other Remedies...................................................................37

      SECTION 9.4     Waiver of Past Defaults..........................................................38

      SECTION 9.5     Control by Majority..............................................................38

      SECTION 9.6     Limitation on Suits..............................................................38

      SECTION 9.7     Rights of Holders To Receive Payment.............................................39

      SECTION 9.8     Collection Suit by Trustee.......................................................39

      SECTION 9.9     Trustee May File Proofs of Claim.................................................39

      SECTION 9.10    Priorities.......................................................................40

      SECTION 9.11    Undertaking for Costs............................................................40

ARTICLE 10      THE TRUSTEE............................................................................40

      SECTION 10.1    Duties of the Trustee............................................................41

      SECTION 10.2    Rights of the Trustee............................................................42

      SECTION 10.3    Individual Rights of the Trustee.................................................43

      SECTION 10.4    Trustee's Disclaimer.............................................................43

      SECTION 10.5    Notice of Defaults...............................................................43

      SECTION 10.6    Reports by the Trustee to Holders................................................44

      SECTION 10.7    Compensation and Indemnity.......................................................44

                                TABLE OF CONTENTS
                                  (continued)

      SECTION 10.8    Replacement of the Trustee.......................................................45

      SECTION 10.9    Successor Trustee by Merger, etc.................................................46

      SECTION 10.10      Eligibility, Disqualification.................................................46

      SECTION 10.11      Preferential Collection of Claims Against Company.............................46

ARTICLE 11      SATISFACTION AND DISCHARGE OF INDENTURE................................................46

      SECTION 11.1    Discharge of Indenture...........................................................46

      SECTION 11.2    Deposited Monies to Be Held in Trust by Trustee..................................47

      SECTION 11.3    Paying Agent to Repay Monies Held................................................47

      SECTION 11.4    Return of Unclaimed Monies.......................................................47

      SECTION 11.5    Reinstatement....................................................................48

ARTICLE 12      AMENDMENTS.............................................................................48

      SECTION 12.1    Without the Consent of Holders...................................................48

      SECTION 12.2    With the Consent of Holders......................................................49

      SECTION 12.3    Compliance with the Trust Indenture Act..........................................50

      SECTION 12.4    Revocation and Effect of Consents................................................50

      SECTION 12.5    Notation on or Exchange of Convertible Notes.....................................51

      SECTION 12.6    Trustee Protected................................................................51

ARTICLE 13      GENERAL PROVISIONS.....................................................................51

      SECTION 13.1    Trust Indenture Act Controls.....................................................51

      SECTION 13.2    Notices..........................................................................52

      SECTION 13.3    Communication by Holders with Other Holders......................................52

      SECTION 13.4    Certificate and Opinion as to Conditions Precedent...............................52

      SECTION 13.5    Statements Required in Certificate or Opinion....................................53

      SECTION 13.6    Rules by Trustee and Agents......................................................54

      SECTION 13.7    Legal Holidays...................................................................54

      SECTION 13.8    No Recourse Against Others.......................................................54

      SECTION 13.9    Counterparts.....................................................................54

      SECTION 13.10   Other Provisions.................................................................54

      SECTION 13.11   Governing Law....................................................................55

      SECTION 13.12   No Adverse Interpretation of Other Agreements....................................55

                                TABLE OF CONTENTS
                                  (continued)

      SECTION 13.13   Successors.......................................................................55

      SECTION 13.14   Severability.....................................................................55

      SECTION 13.15   Table of Contents, Headings, etc.................................................56

ARTICLE 14      CONVERSION OF CONVERTIBLE NOTES........................................................56

      SECTION 14.1    Right to Convert.................................................................56

      SECTION 14.2    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion;
                      No Adjustment for Interest or Dividends..........................................58

      SECTION 14.3    Cash Payments in Lieu of Fractional Shares.......................................60

      SECTION 14.4    Conversion Price.................................................................60

      SECTION 14.5    Adjustment of Conversion Price...................................................60

      SECTION 14.6    Effect of Reclassification, Consolidation, Merger or Sale........................68

      SECTION 14.7    Taxes on Shares Issued...........................................................69

      SECTION 14.8    Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock..........69

      SECTION 14.9    Responsibility of Trustee........................................................69

      SECTION 14.10   Notice to Holders Prior to Certain Actions.......................................70

      SECTION 14.11   Restriction on Common Stock Issuable Upon Conversion.............................71

ARTICLE 15      GUARANTEE..............................................................................72

      SECTION 15.1    Terms of the Guarantee...........................................................72

      SECTION 15.2    Limitation of the Guarantor's Liability..........................................73

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                       Indenture
Act Section                                                             Section
------------------                                                    ---------

310(a)(1)..................................................               10.10
      (a)(2)...............................................        10.10, 13.10
      (a)(3)...............................................                 n/a
      (a)(4)...............................................                 n/a
      (a)(5)...............................................                 n/a
      (b)..................................................   10.8, 10.10, 13.2
      (c)..................................................                 n/a

311(a).....................................................               10.11
      (b)..................................................               10.11
      (c)..................................................                 n/a

312(a).....................................................                 2.5
      (b)..................................................                13.3
      (c)..................................................                13.3

313(a).....................................................                10.6
      (b)(1)...............................................                 n/a
      (b)(2)...............................................                10.6
      (c)..................................................          10.6, 13.2
      (d)..................................................                10.6

314(a).....................................................           7.2, 13.2
      (b)..................................................                 n/a
      (c)(1)...............................................                13.4
      (c)(2)...............................................                13.4
      (c)(3)...............................................                 n/a
      (d)..................................................                 n/a
      (e)..................................................                13.5
      (f)..................................................                 n/a

315(a).....................................................             10.1(b)
      (b)..................................................          10.5, 13.2
      (c)..................................................             10.1(a)
      (d)..................................................             10.1(c)
      (e)..................................................                9.11

316(a)(last sentence)......................................                 2.9
      (a)(1)(A)............................................                 9.5
      (a)(1)(B)............................................                 9.4
      (a)(2)...............................................                 n/a
      (b)..................................................                 9.2
      (c)..................................................                12.4

317(a)(1)..................................................                 9.8
      (a)(2)...............................................                 9.9
      (b)..................................................                 2.4

318(a).....................................................                13.1
      (b)..................................................                 n/a
      (c)..................................................                13.1

----------

"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         THIS INDENTURE, dated as of August 15, 2003, is by and among GATX Corporation, a New York corporation (the "Company"), GATX Financial Corporation, a Delaware corporation (the "Guarantor"), and JPMorgan Chase Bank, a New York banking corporation (the "Trustee"). The Company has duly authorized the creation of its 5% Senior Convertible Notes due 2023 (the "Convertible Notes"), and to provide therefor the Company, the Guarantor and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders from time to time of the Convertible Notes:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1 Definitions.

         "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

         "Bid Solicitation Agent" means the person selected by the Company to solicit market bid quotations for the Convertible Notes, which initially shall be the Trustee, and in no event shall it be an Affiliate of the Company.

         "Board of Directors" means the Board of Directors of the Company or the Guarantor, as the case may be, or in either case, any duly authorized committee of the Board of Directors.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of one or more of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company, (b) the Company consolidates with or merges into any other person (other than a subsidiary of the Company), or any other person (other than a subsidiary of the Company) consolidates with or merges into the Company, (c) the Company or the Company and its subsidiaries, taken as a whole, sells, conveys, transfers or leases its properties and assets substantially as an entirety to any person (other than to one or more wholly-owned subsidiaries of the Company); provided, that a Change of Control under (a), (b) and (c) above shall not be deemed to have occurred if (x) at least 90% of the aggregate fair market value (as determined by the Company's Board of Directors) of the property and securities received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of voting common stock of the surviving person (or its parent) that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States, or (y) the Sale Price of the Company's Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the Fundamental Change occurs shall equal or exceed 110% of the Conversion Price in effect on such Trading Day.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 14.6, however, shares issuable on conversion of Convertible Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 8 and thereafter means the successor. References to the Company shall not include any subsidiary of the Company.

         "Contingent Interest" means interest that accrues and is payable as provided in Article 6.

         "Convertible Notes" means the 5% Senior Convertible Notes due 2023 issued, authenticated and delivered under this Indenture.

         "Conversion Period" means the period from and including the eleventh Trading Day in a calendar quarter up to, but not including, the eleventh Trading Day of the following calendar quarter.

         "Conversion Price" means the initial conversion price specified in the form of Convertible Note in Paragraph 16 of such form, as adjusted in accordance with the provisions of Article 14.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 560 Mission Street, 13th Floor, San Francisco, California 94105.

         "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fundamental Change" means the occurrence of a Change of Control or a Termination of Trading.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Global Security" means a Convertible Note that is registered in the Register.

         "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Guarantor" means the party named as such above and its successors and assigns.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Harris Nesbitt Corp., Credit Lyonnais Securities (USA) Inc. and Fleet Securities, Inc.

         "Interest Payment Date" means February 15 and August 15 of each year.

         "Issue Date" means the date on which Convertible Notes are first issued and authenticated under this Indenture.

         "Liquidated Damages" has the meaning specified in paragraph 17 of the form of Convertible Note which is attached as Exhibit A hereto.

         "Market Price" means the average of the Sale Prices of the Common Stock for the twenty Trading Day period ending on the third business day prior to the applicable Repurchase Date (if the third business day prior to the applicable Repurchase Date is a Trading Day or, if not, then on the last Trading Day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such twenty-Trading Day period and ending on such Repurchase Date, of certain events that would result in an adjustment of the Conversion Price pursuant to Section 14.5.

         "Maturity Date" means August 15, 2023.

         "Note Custodian" means JPMorgan Chase Bank, as custodian with respect to any Global Security, or any successor entity thereto.

         "Offering Memorandum" means the offering memorandum dated August 12, 2003, relating to the Convertible Notes, including all amendments thereto.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company or the Guarantor, as the case may be.

         "Officers' Certificate" means a certificate signed by any two of the following Officers of the Company or the Guarantor, as the case may be: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller, the Secretary or an Assistant Secretary and delivered to the Trustee. One of the officers giving an Officers' Certificate given pursuant to Section 7.3 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company, the Guarantor or the Trustee except to the extent otherwise indicated in this Indenture, and shall be reasonably acceptable to the Trustee.

         A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Redemption Date" means, when used with respect to any Convertible Note to be redeemed, the date fixed for redemption pursuant to the Indenture.

          "Registration Agreement" means the Registration Rights Agreement relating to the Convertible Notes and Common Stock issuable upon conversion of such Convertible Notes dated as of August 15, 2003, by and among the Company, the Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regular Record Date" means the February 1 or August 1 immediately preceding each Interest Payment Date.

          "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

         "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported on the Nasdaq Stock Market. If the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported on the Nasdaq Stock Market on the relevant date, the Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the Sale Price shall be the market value for the Common Stock on the relevant date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. The Sale Price as determined above shall be appropriately adjusted to take into account the occurrence of any event that would result in an adjustment of the Conversion Price.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

         A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

         "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on the New York Stock Exchange nor approved for trading on the Nasdaq National Market.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 12.3 and 14.6.

         "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trading Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Convertible Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Convertible Notes at approximately 4:00 p.m., New York City time, on such date of determination from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company, provided, that if at least three such bids cannot be reasonably obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can be reasonably obtained by the Bid Solicitation Agent, this one bid shall be used; provided, however, if (i) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least one bid from a securities dealer, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Notes as of such date of determination, then the Trading Price of a Convertible Note for such date of determination shall equal
(x) the average of the Sale Prices of a share of Common Stock for the five Trading Day period ending on such date of determination multiplied by the number of shares of Common Stock the holder would otherwise be entitled to receive upon conversion or (y) an amount determined by another method selected by the Company in its reasonable judgment.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means an officer in the Corporate Trust Office of the Trustee and having direct responsibility for the administration of this Indenture.

         "U.S. Government Obligations" means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Convertible Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.2 Other Definitions.

                                                            Defined in Section
    "Bankruptcy Law"                                                 9.1
    "business day"                                                  13.7
    "Clearstream"                                                    2.1
    "closing price"                                                 14.5
    "Contingent Interest Payment Date"                               6.2
    "Contingent Interest Period"                                     6.1
    "Conversion Agent"                                               2.3
    "Conversion Date"                                               14.2
    "Conversion Value"                                              14.1
    "Current Dividend Rate"                                         14.5
    "Current Market Price"                                          14.5
    "Custodian"                                                      9.1
    "Euroclear"                                                      2.1
    "Event of Default"                                               9.1
    "Excess Amount Per Share"                                       14.5
    "Expiration Date"                                               14.5
    "fair market value"                                             14.5
    "Fundamental Change Date"                                        5.1
    "Fundamental Change Expiration Date"                             5.2
    "Fundamental Change Offer"                                       5.1
    "Fundamental Change Payment"                                     5.1
    "Indemnitees"                                                   10.7
    "Investment Company Act"                                         7.9
    "Legal Holiday"                                                 13.7
    "Losses"                                                        10.7
    "Paying Agent"                                                   2.3
    "Prior Dividend Rate"                                           14.5
    "Purchase Agreement                                              2.1
    "QIB"                                                            2.1
    "Record Date"                                                   14.5
    "Redemption Price"                                               3.1
    "Register"                                                       2.3
    "Registrar"                                                      2.3
    "Regulation S"                                                   2.1
    "Repurchase Date"                                                4.1
    "Repurchase Price"                                               4.1
    "Repurchase Notice"                                              4.3
    "Rule 144A"                                                      2.1
    "Securities"                                                    14.5
    "Trigger Event"                                                 14.5

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Commission;

                  "indenture securities" means the Convertible Notes;

                  "indenture security holder" means a holder of a Convertible Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Convertible Notes means the Company, the Guarantor or any other obligor on the Convertible Notes.

         All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) the male, female and neuter genders include one another.

                                    ARTICLE 2

                              THE CONVERTIBLE NOTES

SECTION 2.1 Form and Dating.

         (a) Global Securities. The Convertible Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Convertible Notes, dated August 12, 2003, among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement").

         The Convertible Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Convertible Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

         (c) Definitive Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Convertible Notes in definitive form. If applicable, certificated Convertible Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.6(c).

SECTION 2.2 Execution and Authentication.

         One Officer shall sign the Convertible Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Convertible Note no longer holds that office at the time the Convertible Note is authenticated, the Convertible Note shall nevertheless be valid.

         A Convertible Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Note has been authenticated under this Indenture.

         Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Notes for original issue in an aggregate principal amount of $125,000,000 to the Initial Purchasers. The aggregate principal amount of Convertible Notes outstanding at any time may not exceed that amount except as provided in Section 2.7.

         The Convertible Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Notes. An authenticating agent may authenticate Convertible Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3 Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Notes may be presented for payment ("Paying Agent"); (iii) where Convertible Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company or the Guarantor in respect of Convertible Notes and this Indenture may be served by the holders of the Convertible Notes. The Registrar shall keep a register ("Register") of the Convertible Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Agent without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Articles 5 or 11, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.4 Paying Agent To Hold Money in Trust.

         The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest (including Liquidated Damages) on the Convertible Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Notes all money held by it as Paying Agent. In the absence of a written request from the Company or the Guarantor to return unclaimed funds to the Company or the Guarantor, as the case may be, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 2.4 shall be held uninvested and without any liability for interest.

SECTION 2.5 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Notes.

SECTION 2.6 Transfer and Exchange.

         (a) When Convertible Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue, and the Trustee shall authenticate, Convertible Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.7, 12.5 or 14.2.

         In the event of any redemption of the Convertible Notes in part, the Company shall not be required (i) to issue, register the transfer of or exchange Convertible Notes during a period beginning at the opening of business 15 days before the selection of Convertible Notes for redemption under Section 3.2 and ending at the close of business on the day of mailing of the notice of redemption; or (ii) to register the transfer of or exchange of any Convertible Note so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Note being redeemed in part.

         The Company or the Registrar shall not be required to register the transfer of any Convertible Notes surrendered for repurchase pursuant to Articles 4 or 5.

         All Convertible Notes issued upon any transfer or exchange of Convertible Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Notes surrendered upon such registration of transfer or exchange.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.1(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

         Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         In the event that a Global Security is exchanged for Convertible Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Convertible Notes, such exchange may occur, and such Convertible Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Convertible Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Convertible Notes in definitive form of the same aggregate principal amount as the Global Security or the Convertible Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Convertible Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may
be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

         (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Convertible Notes are issued upon the registration of transfer, exchange or replacement of Convertible Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Convertible Notes, the Convertible Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Convertible Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Convertible Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

         (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

         (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Convertible Notes.

         If the holder of a Convertible Note claims that its Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Note, the holder of a Convertible Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Note.

         The Trustee or any authenticating agent may authenticate any such substituted Convertible Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Note, which has matured or is about to mature, or which has been submitted for repurchase pursuant to Articles 4 or 5 or is about to be converted into Common Stock pursuant to Article 14, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Convertible Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Note and of the ownership thereof.

         Every replacement Convertible Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Convertible Notes duly issued, authenticated and delivered hereunder.

SECTION 2.8 Outstanding Convertible Notes.

         The Convertible Notes outstanding at any time are all the Convertible Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Convertible Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Note is held by a bona fide purchaser.

         If Convertible Notes are considered purchased under Articles 4 or 5, paid under Section 7.1 or converted under Article 14, they cease to be outstanding, and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on them ceases to accrue.

         Subject to Section 2.9 hereof, a Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

SECTION 2.9 When Convertible Notes Owned by the Company or an Affiliate Are Disregarded.

         In determining whether the holders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Convertible Notes.

         (a) Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company considers appropriate for temporary Convertible Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Notes in exchange for temporary Convertible Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security or interest therein that is transferable to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Convertible Notes of authorized denominations in the form of certificated Convertible Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Convertible Notes in the form of certificated Convertible Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(c), bear the Restricted Securities Legend set forth in Exhibit A hereto.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Convertible Notes.

SECTION 2.11 Cancellation.

         The Company at any time may deliver Convertible Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Notes surrendered to them for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. The Trustee and no one else may cancel Convertible Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. The Trustee shall dispose of canceled Convertible Notes in accordance with its then customary procedures, unless the Company shall otherwise direct in writing. The Company may not issue new Convertible Notes to replace Convertible Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article 14 hereof or (ii) submitted for repurchase pursuant to Articles 4 or 5 hereof (unless revoked).

SECTION 2.12 Defaulted Interest.

         If the Company fails to make a payment of interest on the Convertible Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Convertible Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Convertible Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13 CUSIP Number.

         The Company in issuing the Convertible Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of repurchase as a convenience to holders of Convertible Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Notes; and provided further that neither the Trustee nor any Registrar shall have any liability as to the correctness or accuracy of any CUSIP number so printed in the notice. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14 Regulation S.

         The Company agrees that it will refuse to register any transfer of Convertible Notes or any shares of Common Stock issued upon conversion of Convertible Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Convertible Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.1 The Company's Right to Redeem; Notice to Trustee.

         Prior to August 15, 2008, the Convertible Notes will not be redeemable at the Company's option. Beginning on August 15, 2008, the Company, at its option, may redeem the Convertible Notes for cash in accordance with this
Article 3 at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Convertible Notes to be redeemed plus any accrued and unpaid interest (including Contingent Interest, if any) and any accrued and unpaid Liquidated Damages, on those Convertible Notes to, but not including, the Redemption Date (the "Redemption Price").

         If the Company elects to redeem Convertible Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Convertible Notes to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.2 Selection of Convertible Notes to Be Redeemed.

         If fewer than all of the outstanding Convertible Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Convertible Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall make the selection and notify the Company of such selection within five business days after it receives the notice provided for in Section 3.1 from outstanding Convertible Notes not previously called for redemption.

         Convertible Notes and portions of Convertible Notes that the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Convertible Notes called for redemption also apply to portions of Convertible Notes called for redemption.

         Convertible Notes and portions of Convertible Notes that are to be redeemed are convertible by the holder until 5:00 p.m., New York City time, on the second business day immediately preceding the Redemption Date. If any Convertible Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Convertible Note so selected, the converted portion of such Convertible Note shall be deemed (so far as may be) to be from the portion selected for redemption. Convertible Notes which have been converted during a selection of Convertible Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3 Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each holder of Convertible Notes to be redeemed at the address of such holder appearing in the register of the Registrar. The notice of redemption shall identify the Convertible Notes to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the Redemption Price;

         (c) the Conversion Price;

         (d) the name and address of the Paying Agent and Conversion Agent;

         (e) that Convertible Notes called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the second business day preceding the Redemption Date;

         (f) that holders who want to convert their Convertible Notes must satisfy the requirements set forth in Article 14;

         (g) that Convertible Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (h) in the case of any Convertible Note redeemed in part, that the holder of such Convertible Note will receive a new Convertible Note or Convertible Notes, of authorized denominations for the principal amount thereof remaining unredeemed;

         (i) if fewer than all of the outstanding Convertible Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Convertible Notes to be redeemed;

         (j) that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest, if any) and Liquidated Damages, if any, on Convertible Notes called for redemption will cease to accrue on and after the Redemption Date;

         (k) the CUSIP number(s) of the Convertible Notes; and

         (l) any other information the Company wants to present.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five business days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to holders of Convertible Notes in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

SECTION 3.4 Effect of Notice of Redemption.

         Once notice of redemption is given, Convertible Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Convertible Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Convertible Notes shall be paid at the Redemption Price. A notice of redemption may not be conditional.

SECTION 3.5 Deposit of Redemption Price.

         Prior to 11:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a subsidiary of the Company or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Convertible Notes or portions thereof that are to be redeemed as of such Redemption Date other than Convertible

Notes or portions of Convertible Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

         If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Convertible Notes for which notice of redemption is given, then, on such Redemption Date, such Convertible Notes will cease to be outstanding, and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on such Convertible Notes will cease to accrue, whether or not such Convertible Notes are delivered to the Paying Agent, and the rights of the holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Convertible Notes). If any Convertible Note called for redemption shall not be so paid upon surrender for redemption because of the Company's failure to comply with this
Article 3, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in Section 7.1.

SECTION 3.6 Convertible Notes Redeemed in Part.

         Any certificated Convertible Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Convertible Note, without charge, a new Convertible Note or Convertible Notes, of any authorized denomination as requested by such holder in aggregate principal amount equal to the unredeemed portion of the Convertible Notes surrendered.

SECTION 3.7 Repayment to the Company.

         To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Convertible Notes or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess cash to the Company.

                                    ARTICLE 4

                         REPURCHASE OF CONVERTIBLE NOTES
                            AT THE OPTION OF HOLDERS
                                ON SPECIFIC DATES

SECTION 4.1 Optional Put.

         Convertible Notes shall be repurchased by the Company, at the option of the holder thereof, on August 15, 2008, August 15, 2013 and August 15, 2018 (each, a "Repurchase Date"), at a repurchase price equal to 100% of the principal amount of those Convertible Notes plus any accrued and unpaid interest (including Contingent Interest, if any) and any accrued and unpaid Liquidated Damages to, but not including, such Repurchase Date (the "Repurchase Price"), subject to satisfaction by or on behalf of the holder of the requirements set forth in Section 4.3.

SECTION 4.2 Notice of Repurchase Right.

         No later than 20 business days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee, and to each holder of Convertible Notes at the address of such holder appearing in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the holder and shall briefly state, as applicable:

         (a) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a holder of Convertible Notes to exercise the repurchase right, which shall be the last business day immediately preceding the Repurchase Date;

         (b) the Repurchase Date;

         (c) the Repurchase Price;

         (d) whether the Repurchase Price will be paid in cash or, if permitted hereunder, in shares of Common Stock, or a combination thereof and, in the case of a combination, the percentage of each;

         (e) if the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock, that the number of shares of Common Stock each holder of Convertible Notes will receive will equal the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock;

         (f) if the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock, the method of calculating the Market Price of the shares of Common Stock;

         (g) that because the Market Price of one share of Common Stock will be determined prior to the Repurchase Date, holders of the Convertible Notes will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Market Price is determined and the Repurchase Date;

         (h) the name and address of the Paying Agent and the Conversion Agent;

         (i) the Conversion Price and any adjustments thereto;

         (j) that the Convertible Notes as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 14 only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (k) that the Convertible Notes must be surrendered to the Paying Agent to collect payment;

         (l) that the Repurchase Price for any Convertible Note as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Convertible Note;

         (m) the procedures the holder of Convertible Notes must follow to exercise its repurchase right under this Section 4.2;

         (n) the procedures for withdrawing a Repurchase Notice;

         (o) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Contingent Interest, if any) and Liquidated Damages, if any, on Convertible Notes surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

         (p) the CUSIP number(s) of the Convertible Notes.

         At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three business days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the holder in accordance with this Section 4.2; provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

SECTION 4.3 Repurchase Notice; Repurchase Procedure.

         A holder of Convertible Notes may exercise its right specified in
Section 4.1 upon delivery of a written notice of repurchase (a "Repurchase Notice") to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the last business day immediately preceding such Repurchase Date, stating:

         (a) if certificated Convertible Notes have been issued, the certificate number of the Convertible Note which the holder will deliver to be repurchased or, if certificated Convertible Notes have not been issued, the appropriate Depositary procedures;

         (b) the portion of the principal amount of the Convertible Note which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

         (c) that such Convertible Note shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Convertible Notes and in this Indenture; and

         (d) in the event the Company elects, pursuant to Section 4.4, to pay the Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Repurchase Price shall ultimately be paid to such holder entirely in cash because any of the conditions to payment of the Repurchase Price or portion of the Repurchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the last business day immediately preceding the relevant Repurchase Date, as set forth in Section 4.1, whether such holder elects to (A) withdraw such Repurchase Notice as to some or all of the Convertible Notes to which such Repurchase Notice relates (stating the principal amount and certificate numbers, if any or the appropriate Depositary procedures, if applicable, of the Convertible Notes as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Repurchase Price for all Convertible Notes (or portions thereof) to which such Repurchase Notice relates.

         The delivery of such Convertible Note to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.3 only if the Convertible Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         If a holder, in such holder's Repurchase Notice and in any written notice of withdrawal delivered by such holder pursuant to the terms of this
Section 4.3, fails to indicate such holder's choice with respect to the election set forth in Section 4.3(d), such holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Convertible Notes subject to such Repurchase Notice in the circumstances set forth in such Section 4.3(d).

         The Company shall repurchase from the holder thereof, pursuant to this
Article 4, a portion of a Convertible Notes, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Convertible Note also apply to the repurchase of such portion of such Convertible Note.

         Any repurchase by the Company contemplated pursuant to the provisions of this Article 4 shall be consummated by the delivery of the consideration to be received by the holder of a Convertible Note promptly following the later of the Repurchase Date and the time of delivery of the Convertible Note.

         Notwithstanding anything contained herein to the contrary, any holder of a Convertible Note delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.3 shall have the right to withdraw such Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.5.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

SECTION 4.4 The Company's Right to Elect Manner of Payment of Repurchase Price.

         On August 15, 2008, the Repurchase Price shall be paid for in cash only. On August 15, 2013 and August 15, 2018, the Repurchase Price may be paid for at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in this Section 4.4. The Company shall designate, in the notice of repurchase right delivered pursuant to Section 4.2, whether the Company will repurchase the Convertible Notes for cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Convertible Notes subject to repurchase by the Company held by a holder shall be considered together (no matter how many separate certificates are to be presented). Each holder whose Convertible Notes are repurchased pursuant to this Article 4 shall receive the same percentage of cash or, if permitted hereunder, shares of Common Stock in payment of the Repurchase Price for such Convertible Notes, except as provided in this Section 4.4 with regard to the payment of cash (i) in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Convertible Notes of the holder or holders for shares of Common Stock because any necessary qualifications or registration of the shares of Common Stock under applicable securities laws cannot be obtained. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the business day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in shares of Common Stock.

         If the Company elects to pay all or a portion of the Repurchase Price of Convertible Notes in respect of which a Repurchase Notice pursuant to Section
4.3 has been given in shares of Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

         The Company will not issue any fraction of a share of Common Stock in payment of the Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Common Stock. If a holder elects to have more than one Convertible Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Convertible Notes to be purchased.

         The Company's right to exercise its election to repurchase Convertible Notes through the issuance of shares of Common Stock shall be conditioned upon:

         (a) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

         (b) any qualification or registration of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

         (c) the listing of such shares of Common Stock on the principal United States securities exchange on which Common Stock is then listed or the quotation of such shares of Common Stock in the National Association of Securities Dealers Automated Quotation System, if the Common Stock is quoted thereon;

         (d) the receipt by the Trustee of an Officers' Certificate stating: (A) that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture; (B) that the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Convertible Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Convertible Notes, will be validly issued, fully paid, non-assessable and free from preemptive rights; (C) that the conditions above, the conditions in clauses (a)-(c) above and the condition set forth in the third to last paragraph of this Section 4.4 regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Common Stock to be issued for each $1,000 principal amount of Convertible Notes and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Repurchase Date; and

         (e) the receipt by the Trustee of an Opinion of Counsel stating that:
(A) the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Convertible Notes have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of Convertible Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (B) the conditions in clauses (a) through (c) above have been satisfied in all material respects.

         If the foregoing conditions are not satisfied with respect to a holder or holders of Convertible Notes prior to 5:00 p.m., New York City time, on the last business day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Convertible Notes pursuant to this Section 4.4 through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Convertible Notes of such holder or holders in cash.

         The Company shall be permitted to pay the Repurchase Price or any portion thereof in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Convertible Notes to be repurchased, the Company shall promptly issue a press release through a public medium as is customary for such a press release and publish such information on its website.

         All shares of Common Stock delivered upon repurchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         If a holder of a repurchased Convertible Notes is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the holder shall pay any such tax which is due because the holder requests the shares of Common Stock to be issued in a name other than the holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Common Stock are to be issued in a name other than the holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

SECTION 4.5 Effect of Repurchase Notice.

         Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 4.3, the holder of a Convertible Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Convertible Note. Such Repurchase Price shall be paid to such holder, subject to receipts of cash and/or shares of Common Stock by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Convertible Note (provided the conditions in Section 4.3 have been satisfied) and (b) the time of delivery of such Convertible Note to the Paying Agent by the holder thereof in the manner required by Section 4.3. Convertible Notes in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to
Article 14 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date, specifying:

         (a) the principal amount of the Convertible Note with respect to which such notice of withdrawal is being submitted;

         (b) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Convertible Note in respect of which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Convertible Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

SECTION 4.6 Deposit of Repurchase Price.

         Prior to 11:00 a.m., New York City time, on the business day immediately following the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a subsidiary of the Company or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such business day) and/or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Convertible Notes or portions thereof which are to be repurchased as of such Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the business day immediately following the applicable Repurchase Date, Cash and/or shares of Common Stock, if permitted hereunder, sufficient to pay the Repurchase Price of any Convertible Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to
Section 4.5, then, immediately after such Repurchase Date, such Convertible Notes will cease to be outstanding and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on such Convertible Notes will cease to accrue, whether or not such Convertible Notes are delivered to the Paying Agent, and the rights of the holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Convertible Notes).

         As soon as practicable on and after the Repurchase Date, the Company shall deliver to each holder entitled to receive shares of Common Stock through the Paying Agent, a certificate (other than in the case of holders of Convertible Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary's customary practices) for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred prior to the Repurchase Date.

SECTION 4.7 Convertible Notes Repurchased in Part.

         Any certificated Convertible Notes which are to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Convertible Note, without charge, a new Convertible Note or Convertible Notes, of any authorized denomination as requested by such holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Convertible Note so surrendered which is not repurchased.

SECTION 4.8 No Purchase If Event of Default Has Occurred.

         There shall be no purchase of any Convertible Notes pursuant to this
Article 4 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Convertible Notes, of the required Repurchase Notice) and is continuing, an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Convertible Notes). The Paying Agent will promptly return to the respective holders any Convertible Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Convertible Notes) in which case upon such return the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 4.9 Compliance with Applicable Law in Connection with Repurchase of Convertible Notes.

         When complying with the provisions of this Article 4, the Company shall comply with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder (including the provisions of Rule 13e-4 and Rule 14e-1) to the extent such laws and regulations are then applicable.

         To the extent that the provisions of any securities laws or regulations Sconflict with the provisions of this Article 4, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 4.

SECTION 4.10 Repayment to the Company.

         To the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 4.6 exceeds the aggregate Repurchase Price of the Convertible Notes or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess cash or shares of Common Stock to the Company.

                                    ARTICLE 5

                         REPURCHASE OF CONVERTIBLE NOTES
                             UPON FUNDAMENTAL CHANGE

SECTION 5.1 Fundamental Change Put.

         Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date") prior to the Maturity Date, the Company shall notify the holders of Convertible Notes in writing of such occurrence and shall make an offer (the "Fundamental Change Offer") to repurchase all Convertible Notes then outstanding at a repurchase price in cash (the "Fundamental Change Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, to, but excluding, the Fundamental Change Expiration Date (as defined below).

SECTION 5.2 Notice of Fundamental Change.

         No later than 30 days after the applicable Fundamental Change Date, the Company shall mail a Notice of a Fundamental Change to each holder of Convertible Notes as shown on the Register and to each beneficial owner as required by law at the address as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. During the period specified in such notice, holders of Convertible Notes may elect to tender their Convertible Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company, at the time specified in Section 5.3, in respect of Convertible Notes properly tendered pursuant to this Article 5 on or before the day (the "Fundamental Change Expiration Date") which shall be the sixtieth day after the date of the notice of the applicable Fundamental Change. The notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state:

         (a) that a Fundamental Change Offer is being made pursuant to this
Article 5 and that all Convertible Notes will be accepted for payment;

         (b) a brief description of the event, transaction or transactions that constitute the Fundamental Change;

         (c) the Fundamental Change Payment for each Convertible Note and the Fundamental Change Expiration Date;

         (d) that any Convertible Note not accepted for payment will continue to accrue interest (including Contingent Interest, if applicable) and Liquidated Damages, if applicable, in accordance with the terms thereof;

         (e) that, unless the Company defaults on making the Fundamental Change Payment, any Convertible Note accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest (including Contingent Interest, if applicable) and Liquidated Damages, if applicable, on the Fundamental Change Expiration Date and no further interest or Contingent Interest or Liquidated Damages shall accrue on or after such date;

         (f) that holders electing to have Convertible Notes repurchased pursuant to a Fundamental Change Offer will be required to deliver, no later than the sixtieth day after the date of the Company's notice described in this paragraph, a repurchase notice electing to require the Company to repurchase all or some portion of the Convertible Notes held by such holder, which notice shall state (i) the name of the holder, (ii) the principal amount of Convertible Notes the holder is delivering for purchase which must be $1,000 or an integral multiple thereof and (iii) the Convertible Note certificate number (if any);

         (g) that holders of Convertible Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Expiration Date, a facsimile transmission or letter setting forth (i) the name of the holder, (ii) the principal amount of Convertible Notes the holder delivered for purchase, (iii) the Convertible Note certificate number (if any) delivered, (iv) a statement that such holder is withdrawing his election to have such Convertible Notes purchased, (v) the principal amount of Convertible Notes being withdrawn, (vi) the Convertible Note certificate number (if any) being withdrawn and (vii) the principal amount of Convertible Notes that remains subject to the Fundamental Change Offer, if any;

         (h) that holders whose Convertible Notes are repurchased only in part will be issued Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered provided that the unpurchased portion shall be in an authorized denomination;

         (i) the procedures that holders of Convertible Notes must follow in order to tender their Convertible Notes;

         (j) that in the case of a Fundamental Change Expiration Date that is also an Interest Payment Date, the interest payment (including Contingent Interest, if any) and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Convertible Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; and

         (k) that the Fundamental Change Payment for any Convertible Note as to which a repurchase notice has been duly given and not withdrawn pursuant to the Fundamental Change Offer will be paid promptly following the later of the Fundamental Change Expiration Date and the time of surrender of such Convertible Note.

SECTION 5.3 Deposit of Fundamental Change Payment.

         On the Fundamental Change Expiration Date, the Company shall accept for payment all Convertible Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer. Prior to 11:00 a.m., New York City time, on the business day following the Fundamental Change Expiration Date, the Company shall deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Convertible Notes or portions thereof so tendered and accepted and deliver or cause to be delivered to the Trustee the Convertible Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Convertible Notes or portions thereof tendered to and accepted for payment by the Company. Promptly following the receipt of the Fundamental Change Payment, the Paying Agent shall mail or deliver the Fundamental Change Payment to the holders of Convertible Notes so accepted and the Trustee shall as soon as reasonably practicable authenticate and mail or cause to be transferred by book entry to such holders a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Note surrendered, if any; provided that such new Convertible Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Convertible Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

SECTION 5.4 Supplemental Indenture Following Fundamental Change.

         In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 14.6 applies in which the Common Stock of the Company is changed or exchanged into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over- the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 90% of the aggregate fair market value of such stock, securities or other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Convertible Notes to cause the Company to repurchase Convertible Notes following a Fundamental Change, including the applicable provisions of this Article 5 and the definitions of Fundamental Change, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 5.5 No Purchase Following Fundamental Change If Event of Default Has Occurred.

         There shall be no purchase of any Convertible Notes pursuant to this
Article 5 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Convertible

Notes, of the required Fundamental Change repurchase notice) and is continuing, an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Convertible Notes). The Paying Agent will promptly return to the respective holders any Convertible Notes (x) with respect to which a Fundamental Change repurchase notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Convertible Notes) in which case upon such return the Fundamental Change repurchase notice with respect thereto shall be deemed to have been withdrawn.

SECTION 5.6 Compliance with Applicable Law in Connection with Fundamental Change Offer.

         The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder (including the provisions of Rule 13e-4 and Rule 14e-1), to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Convertible Notes to tender their Convertible Notes.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 5, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 5.

                                    ARTICLE 6

                               CONTINGENT INTEREST

SECTION 6.1 Contingent Interest.

         The Company will pay Contingent Interest to the holders of Convertible Notes during any six-month period (a "Contingent Interest Period") from August 15 to February 14 and from February 15 to August 14, commencing with the six-month period beginning on August 15, 2008, if the average Trading Price for each $1,000 principal amount of a Convertible Note for the five Trading Day period ending on the second Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Convertible Note) or more. The amount of Contingent Interest payable on each $1,000 principal amount of Convertible Notes with respect to any Contingent Interest Period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of Convertible Notes during such five Trading Day period.

SECTION 6.2 Payment of Contingent Interest.

         Contingent Interest for any Contingent Interest Period, if any, shall accrue and be paid on the February 15 or August 15 following each Contingent Interest Period (the "Contingent Interest Payment Date") to holders in whose name any Convertible Note is registered with the Registrar at the close of business on the preceding Regular Record Date.

SECTION 6.3 Contingent Interest Notification.

Upon a determination by the Company that holders of Convertible Notes will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver a written notice to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Convertible Notes and shall disseminate a press release through a public medium as is customary for such press releases or publish such information on the Company's website or such other public medium as may be used at that time.

                                    ARTICLE 7

                                    COVENANTS

SECTION 7.1 Payment of Convertible Notes.

         The Company shall pay the principal of and interest (including Contingent Interest and Liquidated Damages, if any) on the Convertible Notes on the dates and in the manner provided in the Convertible Notes. Principal, interest, the Redemption Price, the Repurchase Price and the Fundamental Change Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 11:00 a.m., New York City time, on the date specified herein immediately available funds designated for and sufficient to pay all principal, interest (including Contingent Interest and Liquidated Damages, if any), the Redemption Price, the Repurchase Price or the Fundamental Change Payment then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 7.2 Rule 144A Information; Periodic Reports to the Trustee.

         So long as any of the Convertible Notes or shares of Common Stock issuable upon conversion of the Convertible Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and the Guarantor will, during any period in which it is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act, provide to each holder and beneficial owner of such restricted securities and to each prospective purchaser (as designated by such holder or beneficial owner) of such restricted securities, upon the request of such holder or beneficial owner or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

         The Company and the Guarantor shall provide to the Trustee such documents, reports and information as required by TIA Section 314 (if any) in the form, in the manner and at the times required by TIA Section 314. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's and the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 7.3 Compliance Certificate.

         The Company and the Guarantor each shall deliver to the Trustee within 120 days after the end of its respective fiscal year, an Officers' Certificate stating that neither of the signers thereof has any knowledge, after due investigation during the preceding fiscal year made under the supervision of the signing officers, of any Default or Event of Default (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). As of the date hereof, the fiscal year of each of the Company and the Guarantor ends on December 31.

         The Company shall, so long as any of the Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 7.4 Maintenance of Office or Agency.

         The Company shall maintain or cause to be maintained the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Notes may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 7.5 Continued Existence.

         Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 7.6 Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.8, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 7.7 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 7.8 Taxes.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 7.9 Investment Company Act.

         As long as any Convertible Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

SECTION 7.10 Contingent Debt Tax Treatment.

         The Company agrees, and by acceptance of a Convertible Note, each holder of a Convertible Note is deemed to have agreed, with respect to each of the matters set forth in (a) and (b) below, as follows:

         (a) Tax Treatment:

                  (i) to treat the Convertible Notes as indebtedness of the Company for all tax purposes;

                  (ii) to treat the Convertible Notes as indebtedness that are subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

                  (iii) to treat any payment to and receipt by a holder of Common Stock upon conversion of a Convertible Note as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b) that will result in an adjustment under U.S. Treasury Regulation section 1.1275-4(b)(3)(iv) and U.S. Treasury Regulation section 1.1275-4(b)(6).

         (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Convertible Notes:

                  (i) for United States federal income tax purposes, the Company shall accrue Contingent Interest with respect to outstanding Convertible Notes as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b);

                  (ii) the Company has determined that the comparable yield, as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(i), for the Convertible Notes is 7.5%, compounded semiannually;

                  (iii) the Company has determined the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b)(ii); and

                  (iv) the Company acknowledges and agrees, and each holder of a Convertible Note and any beneficial owner of the Convertible Note, by its purchase of a Convertible Note shall be deemed to acknowledge and agree that (A) the projected payment schedule is determined on a basis of an assumption of linear growth of stock price and a constant dividend yield, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Convertible Notes and (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Convertible Notes.

         (c) A holder of Convertible Notes may obtain the issue price, the issue date, the amount of original issue discount, the yield to maturity, the comparable yield and the projected payment schedule for the Convertible Notes by writing to the Company at the address set forth in Section 13.2.

SECTION 7.11 Calculation of Original Issue Discount.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Convertible Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

                                    ARTICLE 8

                                   SUCCESSORS

SECTION 8.1 When the Company May Merge, Etc.

         The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any person or entity unless:

         (a) either

                  (i) the Company shall be the surviving or continuing corporation or

                  (ii) the entity or person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety

                     (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

                     (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest and Liquidated Damages, if any, on, all of the Convertible Notes and the performance of every covenant of the Convertible Notes and this Indenture and the Registration Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Convertible Notes upon a Fundamental Change in accordance with
Section 5.4 and conversion rights in accordance with Section 14.6 to the extent required by such Sections;

         (b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

         (c) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of this Section 8.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 8.2 Successor Corporation Substituted.

         Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 8.1, the successor person formed by such consolidation, or share exchange or into which the Company is merged or to which such assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Notes.

SECTION 8.3 Purchase Option on Fundamental Change.

         This Article 8 does not affect the obligations of the Company (including without limitation any successor to the Company) under Article 5.

                                    ARTICLE 9

                              DEFAULTS AND REMEDIES

SECTION 9.1 Events of Default.

         An "Event of Default" with respect to any Convertible Notes occurs if:

         (a) the Company defaults in the payment of principal of the Convertible Notes when due at maturity, upon acceleration or otherwise or defaults in the payment when due of any Redemption Price, Repurchase Price or Fundamental Change Payment;

         (b) the Company defaults in the payment of any installment of interest (including Contingent Interest) or Liquidated Damages on the Convertible Notes when due and continuance of such default for 30 days or more; or

         (c) the Company defaults (other than a default set forth in clauses (a) and (b) above and clause (d) below) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes; or

         (d) the Company fails to provide timely notice of any Fundamental Change in accordance with Article 5; or

         (e) the Company, pursuant to or within the meaning of any Bankruptcy
Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (f) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company in an involuntary case,

                  (ii) appoints a Custodian of the Company, or

                  (iii) orders the liquidation of the Company, and in any case, the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 9.2 Acceleration.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (e) and (f) of Section 9.1) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company and the Guarantor, or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes, by written notice to the Company, the Guarantor and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on, all the Convertible Notes to be due and payable. Upon such declaration such principal amount, and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Notes to the contrary. If any Event of Default with respect to the Company specified in clauses (e) or (f) of Section 9.1 occurs, all unpaid principal of and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on the Convertible Notes then outstanding shall become automatically due and payable without any declaration or other act on the part of the Trustee or any holder of Convertible Notes.

         The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes by notice to the Trustee may rescind an acceleration of the Convertible Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or interest (including Contingent Interest, if any) and Liquidated Damages, if any, on the Convertible Notes which has become due solely by virtue of such acceleration) have been cured or waived, the amounts payable to the Trustee under Section 10.7 shall have been paid and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 9.3 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest (including Contingent Interest, if applicable) or Liquidated Damages, if applicable, on the Convertible Notes or to enforce the performance of any provision of the Convertible Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 9.4 Waiver of Past Defaults.

         The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Convertible Notes (other than the non-payment of principal of and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on the Convertible Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 9.5 Control by Majority.

         The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 10.1) to ascertain whether or not such actions of forbearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 9.6 Limitation on Suits.

         A holder of a Convertible Note may not pursue any remedy with respect to this Indenture or the Convertible Notes unless:

                  (1) the holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the holders of at least 25% in principal amount of the then outstanding Convertible Notes make a request to the Trustee to pursue the remedy;

                  (3) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Convertible Notes do not give the Trustee a direction inconsistent with the request.

         A holder of a Convertible Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 9.7 Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Note to receive payment of principal, interest and Liquidated Damages, if any, on the Convertible Note, on or after the respective due dates expressed in the Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Note shall not be impaired or affected without the consent of the holder of a Convertible Note.

SECTION 9.8 Collection Suit by Trustee.

         If an Event of Default specified in Section 9.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest (including Contingent Interest, if any) and Liquidated Damages, if any, remaining unpaid on the Convertible Notes and interest on overdue principal and interest (including Contingent Interest, if any) and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 10.7.

SECTION 9.9 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. The Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal of, and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on, the Convertible Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 10.7.) and of the holders of the Convertible Notes allowed in such judicial proceedings; and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each holder of Convertible Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holder of Convertible Notes, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.7.

         Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 9.10 Priorities.

         If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 10.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

                  Second: to holders of Convertible Notes for amounts due and unpaid on the Convertible Notes for principal, interest (including Contingent Interest, if any) and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Notes for principal, interest (including Contingent Interest, if any) and Liquidated Damages, if any, respectively; and

                  Third: to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Convertible Notes.

SECTION 9.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 9.7 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Notes.

                                   ARTICLE 10

                                   THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 10.

SECTION 10.1 Duties of the Trustee.

         (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default known to the
Trustee:

                     (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                     (1) This paragraph does not limit the effect of paragraph
(b) or paragraph (e) of this Section;

                     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or any other officer of the Trustee to whom such matter is referred, because of such person's knowledge of and familiarity with the particular subject, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.5.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 10.1.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 10.2 Rights of the Trustee.

         (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

         (b) Any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Convertible Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Convertible Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or the amount of any Contingent Interest per $1,000 principal amount of Convertible Notes or for any determination as to whether an adjustment is required or Contingent Interest is payable and shall not be deemed to have knowledge of any adjustment or Contingent Interest unless and until it shall have received the notice from the Company contemplated by
Section 14.5(j) or 6.3, respectively.

         (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and to each Agent, custodian and other person employed to act hereunder;

SECTION 10.3 Individual Rights of the Trustee.

         Subject to Sections 10.10 and 10.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.4 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity, adequacy or priority of this Indenture or the Convertible Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Notes or any other document in connection with the sale of the Convertible Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 10.5 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Convertible Note a notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 9.1(a) or (b) or a Trust Officer of the Trustee shall have received written notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Notes. Except in the case of a Default or Event of Default in payment of principal or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on any Convertible Note, the Trustee may withhold the notice if and so long as a trust committee of its officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Notes.

SECTION 10.6 Reports by the Trustee to Holders.

         Within 60 days after the reporting date stated in Section 13.10, the Trustee shall mail to holders of Convertible Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to holders of Convertible Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Notes are listed. The Company shall timely notify the Trustee when the Convertible Notes are listed or quoted on any stock exchange or securities market.

SECTION 10.7 Compensation and Indemnity.

         The Company and the Guarantor shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

         The Company and the Guarantor shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee the "Indemnitees") harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, and the costs and expenses of defending any claim (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (i) execution and delivery of this Indenture, (ii) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (iii) performance under this Indenture except as set forth in the next paragraph. Any Indemnitee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity under this Section.

         Neither the Company nor the Guarantor need reimburse any expense or indemnify against any Loss incurred by the Trustee or any Indemnitee through its own negligence or willful misconduct.

         The Trustee shall have a lien prior to the Convertible Notes on all money or property held or collected by the Trustee to secure the Company's and the Guarantor's payment obligations in this Section 10.7, except that held in trust to pay principal and interest and Liquidated Damages, if any, on Convertible Notes. Such liens and the Company's and the Guarantor's obligations under this Section 10.7 shall survive the termination, satisfaction and discharge of this Indenture and the resignation or removal of the Trustee for any reason.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 9.1(e) or (f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 10.8 Replacement of the Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 10.8.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                     (1) the Trustee fails to comply with Section 10.10;

                     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                     (3) a Custodian or public officer takes charge of the Trustee or its property; or

                     (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantor or the holders of at least 10% in principal amount of the then outstanding Convertible Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any holder of a Convertible Note who has been a holder for at least six months fails to comply with Section 10.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 10.7. Notwithstanding the replacement of the Trustee pursuant to this Section 10.8, the Company's and the Guarantor's obligations under Section 10.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 10.9 Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another person, by sale or otherwise, the resulting, surviving or transferee person without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 10.10 Eligibility, Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 13.10. The Trustee is subject to TIA
Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest; provided that the Indenture, dated as of February 1, 2002, among the Trustee, the Company and the Guarantor, and the Indentures, dated as of October 1, 1987 and July 31, 1989, between the Trustee and the Guarantor, and the securities issued and to be issued thereunder shall be deemed to be specifically described in this Indenture for the purpose of clause (i) of the first proviso contained in TIA Section 310(b).

SECTION 10.11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 11

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.1 Discharge of Indenture.

         When (a) the Company delivers to the Trustee for cancellation all Convertible Notes theretofore authenticated (other than any other Convertible Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) and not theretofore canceled, or
(b) all the Convertible Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year and the Company or the Guarantor deposits with the Trustee, in trust, amounts sufficient to pay at maturity all of the Convertible Notes (other than any Convertible Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest (including Contingent Interest, if any) and Liquidated Damages, if any, due or to become due to such date of maturity, and if in either case the Company or the Guarantor also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Notes, (ii) rights hereunder of holders of Convertible Notes to receive payments of principal of and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on, the Convertible Notes, (iii) the obligations under Sections 2.3 and
11.5 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 13.4, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Notes.

SECTION 11.2 Deposited Monies to Be Held in Trust by Trustee.

         Subject to Section 11.4, all monies deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent, to the holders of the particular Convertible Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Contingent Interest, if any) and Liquidated Damages, if any.

SECTION 11.3 Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 11.4 Return of Unclaimed Monies.

         Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest (including Contingent Interest and Liquidated Damages) on Convertible Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of or interest (including Contingent Interest and Liquidated Damages) on such Convertible Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the

Company, or the Trustee at the request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Convertible Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Convertible Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. In the absence of a written request from the Company or the Guarantor to return unclaimed funds to the Company or the Guarantor, as the case may be, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 11.4 shall be held uninvested and without any liability for interest.

SECTION 11.5 Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantor's obligations under this Indenture and the Convertible Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.2; provided, however, that if the Company or the Guarantor makes any payment of interest (including Contingent Interest and Liquidated Damages) on or principal of any Convertible Note following the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                   AMENDMENTS

SECTION 12.1 Without the Consent of Holders.

         The Company, the Guarantor and the Trustee may amend this Indenture or the Convertible Notes without notice to or the consent of any holder of a Convertible Note for the purposes of:

         (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company, the Guarantor and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes.

         (b) providing for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes;

         (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company hereunder and in the Convertible Notes as permitted by Section 8.1;

         (d) providing for conversion rights and/or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 8.1 and/or 14.6;

         (e) reducing the Conversion Price;

         (f) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

         (g) making any changes that would provide the holders of the Convertible Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder; or

         (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

SECTION 12.2 With the Consent of Holders.

         Subject to Section 9.7, the Company, the Guarantor and the Trustee may amend this Indenture or the Convertible Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes).

         Subject to Sections 9.4 and 9.7, the holders of a majority in principal amount of the Convertible Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Notes.

         However, without the consent of each holder of a Convertible Note affected, an amendment or waiver under this Section 12.2 may not (with respect to any Convertible Notes held by a non-consenting holder):

         (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Convertible Note;

         (c) reduce the rate of, or change the time for payment of, interest, including Contingent Interest, defaulted interest, or Liquidated Damages on any Convertible Note;

         (d) reduce the Redemption Price, Repurchase Price or Fundamental Change Payment or change the time at which the Convertible Notes may be redeemed pursuant to Article 3 or must be purchased at the option of a holder pursuant to Articles 4 or 5;

         (e) waive a Default or Event of Default in the payment of principal of or interest (including Contingent Interest, if any) or Liquidated Damages, if any, on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

         (f) make the principal of, or interest (including Contingent Interest) or Liquidated Damages on, any Convertible Note payable in money other than as provided for herein and in the Convertible Notes;

         (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Convertible Notes to receive payments of principal of, or interest (including Contingent Interest) or Liquidated Damages on, the Convertible Notes;

         (h) except as permitted herein (including Section 12.1(a)), increase the Conversion Price or modify the provisions contained herein relating to conversion of the Convertible Notes in a manner adverse to the holders thereof; or

         (i) make any change to the abilities of holders of Convertible Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 12.2.

         To secure a consent of the holders of Convertible Notes under this
Section 12.2, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 12.2 becomes effective, the Company shall mail to holders of Convertible Notes a notice briefly describing the amendment or waiver.

SECTION 12.3 Compliance with the Trust Indenture Act.

         Every amendment to this Indenture or the Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 12.4 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Note is a continuing consent by the holder and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder's Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Note or portion of a Convertible Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Convertible Notes have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Convertible Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Convertible Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every holder of a Convertible Note, unless it is of the type described in clauses (a)
- (h) of Section 12.2. In such case, the amendment or waiver shall bind each holder of a Convertible Note who has consented to it and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder's Convertible Note.

SECTION 12.5 Notation on or Exchange of Convertible Notes.

         Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 12 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Notes without charge to the holders of the Convertible Notes, except as specified in Section 2.6.

SECTION 12.6 Trustee Protected.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 13

                               GENERAL PROVISIONS

SECTION 13.1 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 13.2 Notices.

         Any notice or communication by the Company, the Guarantor or the Trustee to the other parties is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other party's address as stated in
Section 13.10. The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to holders of Convertible Notes) shall be deemed to have been duly given at the time delivered by hand if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

         Any notice or communication to a holder of a Convertible Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in the notice or communication shall not affect its sufficiency with respect to other holders.

         If a notice or communication to a holder of a Convertible Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company sends a notice or communication to holders of Convertible Notes, it shall send a copy to the Trustee and each Agent at the same time.

         All notices or communications shall be in writing.

SECTION 13.3 Communication by Holders with Other Holders.

         Holders of the Convertible Notes may communicate pursuant to TIA
Section 312(b) with other holders with respect to their rights under this Indenture or the Convertible Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA Section 312(c).

SECTION 13.4 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

                     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such person, all conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

                     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

SECTION 13.5 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

         Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company,) or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 13.6 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by, or a meeting of, holders of Convertible Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7 Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture is a Legal Holiday, then such date shall be the next succeeding business day.

SECTION 13.8 No Recourse Against Others.

         No director, officer, employee, shareholder or Affiliate, as such, of the Company or the Guarantor from time to time shall have any liability for any obligations of the Company or the Guarantor under the Convertible Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this
Section 13.8.

SECTION 13.9 Counterparts.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.10 Other Provisions.

         The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

         The reporting date for Section 10.6 is May 15 of each year. The first reporting date is the May 15 following the issuance of Convertible Notes hereunder.

         The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

         GATX Corporation.
         500 West Monroe Street

         Chicago, Illinois 60661-3676
         Attention: Treasurer
         Facsimile: (312) 621-6645
         Telephone: (312) 621-6200

         The Guarantor's Address is:

         GATX Financial Corporation
         500 West Monroe Street
         Chicago, Illinois 60661-3676
         Attention: Treasurer
         Facsimile: (312) 621-6645
         Telephone: (312) 621-6200

         The Trustee's address is:

         JP Morgan Chase Bank
         c/o J.P. Morgan Trust Company, National Association
         560 Mission Street, 13th Floor
         San Francisco, California 94105
         Attention: Institutional Trust Services - Conventional Debt
         Facsimile: (415) 315-7585
         Telephone: (415) 315-7768

SECTION 13.11 Governing Law.

         The laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute) shall govern this Indenture and the Convertible Notes.

SECTION 13.12 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any of their respective subsidiaries. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13 Successors.

         All agreements of the Company and the Guarantor in this Indenture and the Convertible Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.14 Severability.

         In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.15 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 14

                         CONVERSION OF CONVERTIBLE NOTES

SECTION 14.1 Right to Convert.

         Subject to and upon compliance with the provisions of this Indenture, each holder of Convertible Notes shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date to convert the principal amount of any Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Convertible Note so to be converted in whole or in part in the manner provided in Section 14.2, if at least one of the following conditions is satisfied on the Conversion Date irrespective of whether the Convertible Notes may otherwise be convertible on such date:

         (a) during a Conversion Period if the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day preceding such Conversion Period equals or exceeds 120% of the Conversion Price in effect at such time;

         (b) during any period in which (i) the long-term credit rating assigned to the Convertible Notes by Moody's Investors Service, Inc., or any successor thereto ("Moody's"), is lower than Ba2 and the long-term credit rating assigned to the Convertible Notes by Standard & Poor's Ratings Services, or any successor thereto ("Standard & Poor's"), is lower than BB, (ii) both Moody's and Standard & Poor's no longer rate the Convertible Notes or have withdrawn their ratings with respect to the Convertible Notes, or (iii) either Moody's or Standard & Poor's no longer rate the Convertible Notes or have withdrawn or suspended such rating and the remaining rating is lower than Ba2 or BB, as applicable;

         (c) at any time following the date the Company gives notice of redemption pursuant to Section 3.3 and prior to the close of business on the second business day immediately prior to the Redemption Date, if such Convertible Note has been called for redemption pursuant to Article 3 hereof;

         (d) during the five business day period after any five consecutive Trading Day period in which the Trading Price of the Convertible Notes for each Trading Day within that period is less than 95% of the Conversion Value of the Convertible Notes during that period; provided, however, that no Convertible Notes may be converted based on the satisfaction of this condition if on any day during such five consecutive Trading Day period, the Sale Price of the Common

Stock is between the Conversion Price and 120% of the Conversion Price. "Conversion Value" means the Sale Price of the Common Stock on each day in the period multiplied by a fraction of which (x) the numerator is $1,000 and (y) the denominator is the applicable Conversion Price. "Trading Price" for purposes of this Section 14.1(d) shall be determined as elsewhere in this Indenture, except that if (i) the Bid Solicitation Agent cannot obtain at least one bid for $5 million principal amount of the Convertible Notes, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Notes, then the Trading Price of the Convertible Notes will be deemed to be less than 95% of the Conversion Value;

         (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, in which case a holder may surrender Convertible Notes for conversion at any time from and after the date which is 15 days prior to the anticipated date of the transaction until 15 days after the actual effective date of such transaction; or

         (f) the Company elects to (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Sale Price on the date of such distribution or (ii) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 10% of the Sale Price on the day preceding the declaration date for such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the holders of Convertible Notes at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, holders may surrender their Convertible Notes for conversion at any time thereafter until the earlier of the close of business on the business day prior to the ex-dividend date or the Company's announcement that such distribution will not take place; provided, however, that a holder of Convertible Notes may not exercise its right to conversion if such holder will or may otherwise participate in such distribution without conversion.

         The Bid Solicitation Agent shall not be required to determine the applicable Trading Prices of the Convertible Notes unless requested by the Company. The Company shall not be required to deliver such request to the Bid Solicitation Agent unless a holder of Convertible Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Convertible Notes would be less than 95% of the Conversion Value. Upon the submission of such evidence by such holder of Convertible Notes to the Company, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Convertible Notes beginning on the immediately following Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Convertible Notes is greater than or equal to 95% of the Conversion Value for such Trading Day.

         The Company shall notify the Trustee of the date on which the Convertible Notes first become convertible, in the form of an Officers' Certificate, which Officers' Certificate shall set forth the calculations, if any, on which such determination was made.

         So long as no Event of Default shall have occurred and be continuing, the Company at its option, instead of delivering shares of Common Stock, may pay the holder cash in an amount described in Section 14.2 for all or any portion of the Convertible Notes delivered for conversion as more fully described in
Section 14.2; provided, however, that the Company shall have the right to pay cash instead of delivering shares of Common Stock for Convertible Notes submitted for conversion on or after the second business day preceding the Maturity Date only if the Company shall have delivered the notice described in
Section 14.2 no later than the fourth business day preceding the Maturity Date.

         Convertible Notes (or portions thereof) in respect of which a holder has delivered a repurchase notice exercising the option of such holder to require the Company to repurchase such Convertible Notes pursuant to Articles 4 or 5 may be converted only if the repurchase notice is withdrawn in accordance with the terms of this Indenture. A holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such holder of Convertible Notes has converted his or her Convertible Notes to Common Stock, and only to the extent such Convertible Notes are deemed to have been converted to Common Stock under this Article 14.

SECTION 14.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

         To exercise, in whole or in part, the conversion privilege with respect to any Convertible Note, the holder of such Convertible Note shall surrender such Convertible Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 7.4, accompanied by the funds, if any, required by the final paragraph of this Section 14.2 and a duly signed and completed written notice of conversion in the form provided on the Convertible Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Convertible Notes elects to convert such Convertible Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 14.7. Each such Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Convertible Notes or his or her duly authorized attorney. The holder of such Convertible Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Convertible Note. The date on which the holder of Convertible Notes satisfies each of the requirements provided in this paragraph shall be referred to as the "Conversion Date."

         No later than the second business day after the Conversion Date, the Company shall notify each holder of Convertible Notes that has satisfied the delivery requirements in the prior paragraph and the Trustee whether the Company elects to pay cash instead of delivering shares of Common Stock upon the conversion of Convertible Notes and, if so, the percentage of the aggregate principal amount of Convertible Notes in respect of which it shall pay in cash. If the Company elects to deliver only shares of Common Stock upon conversion (subject to Section

14.3), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 7.4, (1) no later than the fifth business day after the Conversion Date, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note and (2) a check or cash in an amount calculated pursuant to Section 14.3 in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion no later than the tenth business day after the Conversion Date. If the Company elects to pay cash instead of delivering shares of Common Stock for all or any portion of the Convertible Notes being converted, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 7.4, no later than the tenth business day after the Conversion Date, (1) a certificate or certificates for the number, if any, of full shares of Common Stock issuable upon the conversion of such Convertible Notes in respect of which the Company elects to deliver shares of Common Stock and (2) a check or cash in an amount equal to (a) the aggregate principal amount of Convertible Notes in respect of which the Company elects to pay cash instead of delivering shares of Common Stock divided by the Conversion Price and then multiplied by the average of the Sale Prices of the Common Stock for each Trading Day in the five Trading Day period immediately following the date on which the Company delivers the notice described in this paragraph plus (b) an amount calculated pursuant to Section 14.3 in respect of any fractional of the interest in respect of a share of Common Stock arising upon such conversion.

         Unless an Event of Default has occurred, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Convertible Note once the Company has provided the notice described in the previous paragraph. If an Event of Default (other than a default in the payment of cash upon conversion of the Convertible Notes) has occurred and is continuing, the Company may not pay cash upon conversion of any Convertible Notes (other than cash in lieu of fractional shares as described in Section 14.3).

         Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Convertible Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Convertible Note so surrendered, without charge to him or her, a new Convertible Note or Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Note.

         Each conversion shall be deemed to have been effected as to any such Convertible Note (or portion thereof) on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on the applicable Conversion Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Note is surrendered.

         Any Convertible Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last business day immediately preceding an Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest (including Contingent Interest, if any), otherwise payable on such Interest Payment Date on the principal amount being converted; provided however, that no such payment need be made if (x) the Company has specified a Redemption Date that falls within this period, (y) a Fundamental Change Expiration Date occurs within this period or (z) there exists at the time of conversion a default in the payment of interest (including Contingent Interest, if any), on the Convertible Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Convertible Note at the close of business on such Regular Record Date; provided, however, that if the Company defaults in the payment of interest (including Contingent Interest, if any), on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 14.2, no adjustment shall be made for interest (including Contingent Interest, if any) and Liquidated Damages, if any, accrued on any Convertible Note converted or for dividends on any shares issued upon the conversion of such Convertible Note as provided in this Article 14.

SECTION 14.3 Cash Payments in Lieu of Fractional Shares.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Notes. If more than one Convertible Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Note or Convertible Notes, the Company shall make an adjustment therefor in cash based upon the average of the Sale Prices of the Common Stock for each Trading Day in the five Trading Day period immediately following the date on which the Company delivers the notice described in Section 14.2.

SECTION 14.4 Conversion Price.

         The conversion price shall be as specified in the form of Convertible Note attached as Exhibit A hereto, subject to adjustment as provided in this
Article 14.

SECTION 14.5 Adjustment of Conversion Price.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 14.5(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 14.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) If the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 14.5(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

         (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 14.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in

Section 14.5(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 14.5(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.5(g)) with respect to such distribution by a fraction the numerator of which shall be the Current Market Price (determined as provided in Section 14.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Notes shall have the right to receive upon conversion of a Convertible Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Convertible Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 14.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 14.5(g) to the extent possible.

         Notwithstanding any other provision of this Section 14.5(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 14.5(d) if the Company makes proper provision so that each holder of Convertible Notes who converts a Convertible Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Convertible Note into Common Stock.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.5(d) (and no adjustment to the Conversion Price under this Section 14.5(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 14.5(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 14.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 14.5(d) and Sections 14.5(a) and (c), any dividend or distribution to which this Section 14.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 14.5(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 14.5(c) applies (and any Conversion Price reduction required by this Section 14.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 14.5(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 14.5(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 14.5(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 14.5(a)).

         (e) (i) If on or prior to August 15, 2008, the Company shall pay any dividend or make any other distribution to all holders of its Common Stock, during any quarterly fiscal period of the Company, consisting exclusively of cash, in an aggregate amount per share of Common Stock (the "Current Dividend Rate") that is not equal to $0.32 as adjusted to reflect subdivisions, combinations or reclassifications of the Common Stock (the "Prior Dividend Rate"); then

                     (A) if the Current Dividend Rate is greater than the Prior Dividend Rate, the Conversion Price shall be decreased to equal the price determined by multiplying the Conversion

Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.5(g)) with respect to such dividend or distribution by a fraction of which (x) the numerator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution less the difference between
(a) the Current Dividend Rate and (b) the Prior Dividend Rate and (y) the denominator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution; or

                     (B) if the Current Dividend Rate is less than the Prior Dividend Rate, the Conversion Price shall be increased to equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.5(g)) with respect to such dividend or distribution by a fraction of which (x) the numerator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution plus the difference between (a) the Prior Dividend Rate and (b) the Current Dividend Rate and (y) the denominator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution; and

         (ii) if, following August 15, 2008, the Company shall pay any dividend or make any other distribution to all holders of its Common Stock consisting exclusively of cash, if and to the extent that this dividend or distribution, aggregated on a rolling twelve-month basis with all other such cash dividends and distributions for which no adjustment has been made under this paragraph
(e), has a per share value exceeding 10% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration of the dividend or distribution, then the Conversion Price shall be decreased to equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.5(g)) with respect to such dividend or distribution by a fraction of which (x) the numerator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution less the aggregate amount per share of the dividends and distributions for which the adjustment is being made and (y) the denominator shall be the average of the Sale Prices for the ten Trading Days ending on the date immediately preceding the "ex-dividend" date for such dividend or distribution.

Any adjustment required by this paragraph (e) shall be effective immediately after the close of business on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Sale Price of the Common Stock on the Record Date, in lieu of any adjustment required by this paragraph (e), adequate provision shall be made so that each holder of Convertible Notes shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Convertible Note on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, in no event will the Conversion Price be less than $19.34, as adjusted pursuant to paragraphs (a), (b), (c), (d) and (f) of this Section 14.5, which is referred to as the "minimum conversion price," as a result of an adjustment pursuant to paragraph (e).

(f) In case the Company or any of its subsidiaries shall, at any time or from time to time while any of the Convertible Notes are outstanding, make any payment in respect of a tender offer for all or any portion of the Common Stock (other than pursuant to any odd-lot tender offer) for cash or other consideration, to the extent that the aggregate amount of cash and the fair market value of any other consideration (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the last date tenders may be made pursuant to such tender offer (the "Expiration Date"), paid per share in respect of such tender offer, exceeds 110% of the Sale Price of Common Stock on the Trading Day next preceding the Expiration Date, then such excess shall be the "Excess Amount Per Share", and the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction:

         (i) the numerator of which shall be equal to the Current Market Price on the Expiration Date less such Excess Amount Per Share; and

         (ii) the denominator of which shall be equal to the Current Market Price on such date.

Such adjustment shall become effective immediately after the Expiration Date.

         (g) For purposes of this Section 14.5, the following terms shall have the meaning indicated:

                     (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Company's Board of Directors for that purpose, or a price determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors.

                     (2) "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 14.5(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.5(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 14.5(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Date of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
Section 14.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 14.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

                     (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                     (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 14.5(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Convertible Notes at his or her last address appearing on the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 14.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 14 shall be made by the Company and shall be made to the nearest one hundredth of a cent or to the nearest one ten thousandth of a share, as the case may be.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         Notwithstanding the foregoing provisions of Section 14.5(c) or (d), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Convertible Note to convert, for any distribution described therein if the holder of a Convertible Note will otherwise participate in the distribution without conversion of such holder's Convertible Notes.

         (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment; provided that no notice need be given in the case of offsetting adjustments which result in no net change to the Conversion Price. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 14.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Convertible Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

         (l) For purposes of this Section 14.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common

Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 14.6 Effect of Reclassification, Consolidation, Merger or Sale.

         If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Convertible Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Convertible Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Convertible Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non- electing share"), then, for the purposes of this Section 14.6, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
14. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Convertible Notes at his or her address appearing on the Register within

20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 14.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

         If this Section 14.6 applies to any event or occurrence, Section 14.5 shall not apply.

SECTION 14.7 Taxes on Shares Issued.

         The issue of stock certificates on conversions of Convertible Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Convertible Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 14.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

         The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Convertible Notes from time to time as such Convertible Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock issued upon conversion of Convertible Notes will be fully paid and non- assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company further covenants that as long as the Common Stock is listed on the New York Stock Exchange, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes quoted on the Nasdaq National Market or listed on any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be so quoted or listed and kept so quoted or listed.

SECTION 14.9 Responsibility of Trustee.

         The Trustee shall not at any time be under any duty of responsibility to any holders of Convertible Notes to determine whether any facts exist which may require any adjustment of the

Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 10.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 14.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Convertible Notes upon the conversion of their Convertible Notes after any event referred to in such Section 14.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 14.10 Notice to Holders Prior to Certain Actions.

         If

         (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

         (b) the Company authorizes the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 14.5(d)); or

         (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

         (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Convertible Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 14.11 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of Convertible Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Convertible Notes, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with
Section 14.11(c).

         (b) If (i) shares of Common Stock to be issued upon conversion of a Convertible Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Convertible Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                   ARTICLE 15

                                    GUARANTEE

SECTION 15.1 Terms of the Guarantee. Subject to the provisions of this
Article 15, the Guarantor hereby fully and unconditionally guarantees, to each holder of a Convertible Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Convertible Notes or the obligations of the Company under this Indenture or the Convertible Notes, that: (i) the principal of, and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on the Convertible Notes will be paid in full when due, whether at maturity, by acceleration, upon redemption or repurchase pursuant to Article 4 or 5 or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest and liquidated damages, if any, on the Convertible Notes will be promptly paid in full; (ii) all other obligations of the Company to the holders or the Trustee under this Indenture or the Convertible Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Convertible Notes; and (iii) in case of any extension of time in payment or renewal of any Convertible Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the holders or the Trustee, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the performance of, the same before such failure becomes an Event of Default. The Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

         The Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Convertible Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Convertible Notes or the obligations of the Company under this Indenture or the Convertible Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor further, to the extent permitted by law, hereby waives (a) demand, protest and notice of any kind, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of the Trustee, the holders or the Company (each a "Benefitted Party") to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation, (d) any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election at law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2) or (g) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. The Guarantor hereby covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Convertible Notes, the Guarantee and this Indenture.

         If any holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any custodian acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the holders of Convertible Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 9 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee.

SECTION 15.2 Limitation of the Guarantor's Liability. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture, including, without limitation, the net proceeds of the sale of the Convertible Notes. The Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of the Guarantor under the Guarantee under this Article 15 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent conveyance.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                       GATX CORPORATION


                                       By: /s/ William J. Hasek
                                           ------------------------------------
                                       Name:  William J. Hasek
                                       Title: Vice President and Treasurer


                                       GATX FINANCIAL CORPORATION


                                       By: /s/ William J. Hasek
                                           ------------------------------------
                                       Name:  William J. Hasek
                                       Title: Vice President and Treasurer


                                       JPMORGAN CHASE BANK, as Trustee


                                       By: /s/ James V. Myers
                                           ------------------------------------
                                       Name:  James V. Myers
                                       Title: Vice President

                                    EXHIBIT A
                               (Face of Security)

                           [Global Securities Legend]

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE OF THIS NOTE IS AUGUST 15, 2003; AND THE COMPARABLE YIELD FOR THE PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 7.5% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS. HOLDERS OF THIS NOTE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: GATX CORPORATION, 500 WEST MONROE STREET, CHICAGO, ILLINOIS 60661, ATTENTION: TREASURER.

         [The following legend shall appear on the face of each Global Security:

         THIS CONVERTIBLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.]

         [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY

OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

No.                                                         $
   ---------------------                                     -------------------
                                                             CUSIP 361448 AD 5

                                GATX CORPORATION

                       5% SENIOR CONVERTIBLE NOTE DUE 2023

GATX Corporation promises to pay to

or registered assigns,

the principal sum of                                         on August 15, 2023

Interest Payment Dates:  February 15 and August 15, commencing February 15, 2004

Regular Record Dates:  February 1 and August 1.

                                           GATX CORPORATION


                                           By:
                                               ---------------------------------
                                           Title:


                          Certificate of Authentication

This is one of the Senior Convertible Notes described in the within- mentioned Indenture.

                                           JPMORGAN CHASE BANK,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                               Authorized Signatory
                                               Dated:

                               (Back of Security)

                                GATX CORPORATION

                       5% SENIOR CONVERTIBLE NOTE DUE 2023

1. Interest. GATX Corporation, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Convertible Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2004. Interest on the Convertible Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from August 15, 2003. Interest (including any Liquidated Damages) will be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in any partial month.

         The Company shall also pay Contingent Interest to the holder of this Convertible Note in respect of any six-month period from August 15 to February 14 and from February 15 to August 14, commencing with the six-month period beginning August 15, 2008, if the average Trading Price for each $1,000 principal amount of the Convertible Notes for the five Trading Day period ending on the second Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Convertible Note) or more. The amount of Contingent Interest payable on each $1,000 principal amount of Convertible Notes with respect to any Contingent Interest Period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of Convertible Notes for the applicable five Trading Day period. Contingent Interest, if any, will accrue and be paid on the February 15 or August 15 following each Contingent Interest Period to holders in whose name any Convertible Note is registered with the Registrar at the close of business on the preceding Regular Record Date.

2. Method of Payment. The Company will pay interest (and Liquidated Damages, if any) on the Convertible Notes (except defaulted interest) to the person in whose name each Convertible Note is registered at the close of business on the February 1 or August 1 immediately preceding the relevant interest payment date (each a "Regular Record Date") notwithstanding the conversion of the Convertible Notes at any time after the close of business on a Regular Record Date and before the next succeeding interest payment date (other than with respect to a Convertible Note or portion thereof repurchased in connection with a Fundamental Change on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date, in which case accrued interest (and Liquidated Damages, if any) shall be payable to the holder of the Convertible Note or portion thereof repurchased in accordance with the applicable repurchase provisions of the Indenture). The holder must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest (including Liquidated Damages, if any) on, the Convertible Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, and interest (including Liquidated Damages, if any) by wire transfer or by check payable in such money, and may mail such check to the holders of the Convertible Notes at their respective addresses as set forth in the Register of holders of Convertible Notes.

3. Paying Agent and Registrar. JPMorgan Chase Bank (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Convertible Notes under an Indenture dated as of August 15, 2003 (the "Indenture") by and among the Company, the Guarantor and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (ss.ss.77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Notes are unsecured general obligations of the Company limited to (except as otherwise provided in the Indenture) $125,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given them in the Indenture.

5.       Redemption at the Option of the Company. Subject to the terms of
         Article 3 of the Indenture, the Company may, at its option, redeem the Convertible Notes for cash at any time as a whole, or from time to time in part, on or after August 15, 2008, at a redemption price equal to 100% of the principal amount of Convertible Notes to be redeemed plus any accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on those Convertible Notes to, but not including, the Redemption Date.

6. Repurchase at Option of Holder or upon a Fundamental Change. Subject to the terms and conditions of Article 4 of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Convertible Notes held by such holder on August 15, 2008, August 15, 2013 and August 15, 2018 in multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Convertible Notes plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, to, but not including, such Repurchase Date. To exercise such right, a holder must deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture within the time period specified in the Indenture.

         On August 15, 2008, the Repurchase Price shall be paid in cash only. On August 15, 2013 and August 15, 2018, the Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

         Upon the occurrence of a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount of the Convertible Notes, plus accrued and unpaid interest

         (including Contingent Interest, if any) and Liquidated Damages, if any to, but not including, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Fundamental Change Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Note, with the "Option of Holder to Elect Repurchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Fundamental Change Offer mailed to holders as provided in the Indenture, prior to termination of the Fundamental Change Offer.

7. Denominations, Transfer and Exchange. The Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered and Convertible Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note submitted for repurchase.

8. Persons Deemed Owners. The registered holder of a Convertible Note may be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes.

         Without the consent of any holder, the Indenture or the Convertible Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes; (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 8.1 of the Indenture; (d) provide for conversion rights and/or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 8.1 and/or 14.6 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a non-consenting holder): (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Convertible Note; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, or Liquidated Damages on any Convertible Notes; (d) reduce the Redemption Price, Repurchase Price or Fundamental Change Payment or change the time at which the Convertible Notes may be redeemed or must be repurchased at the option of a holder; (e) waive a Default or Event of Default in the payment of principal of, or interest or Liquidated Damages on, the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes and a waiver of the payment default that resulted from such acceleration); (f) make the principal of, or interest or Liquidated Damages on, any Convertible Note payable in money other than as provided for in the Indenture and in the Convertible Notes; (g) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Notes to receive payments of principal of, or interest or Liquidated Damages, on the Convertible Notes; (h) except as permitted by the Indenture (including Section 12.1(a)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Convertible Notes in a manner adverse to the holders thereof or (i) make any change to the ability of holders of Convertible Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (h) of Section 12.2 of the Indenture.

10. Defaults and Remedies. An Event of Default is: (a) default in payment of the principal of the Convertible Notes, when due at maturity, upon acceleration or otherwise or default in payment when due of the Redemption Price, Repurchase Price or Fundamental Change Payment; (b) default for 30 days or more in payment of any installment of interest (including Contingent Interest, if any) or Liquidated Damages on the Convertible Notes; (c) default by the Company for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (d) failure to provide timely notice of a Fundamental Change; or (e) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the unpaid principal of, and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on, all Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Convertible Notes become due and payable without further action or notice. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, interest or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

11. Guarantor. The Convertible Notes are fully and unconditionally guaranteed by GATX Financial Corporation, a Delaware corporation, pursuant to the terms of the Guarantee as specifically described in the Indenture.

12. Trustee Dealings with the Company and the Guarantor. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or the Guarantor or their respective Affiliates and may otherwise deal with the Company or the Guarantor or their respective Affiliates as if it were not Trustee.

13. No Recourse Against Others. No director, officer, employee, shareholder or Affiliate, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Notes.

14. Authentication. This Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

16. Conversion. Subject to and upon compliance with the provisions of the Indenture, including the satisfaction of at least one of the conditions in Section 14.1 of the Indenture on the Conversion Date, the registered holder of this Convertible Note has the right to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the conversion price of $23.6915 per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied (except as described in the Indenture) by payment, in funds acceptable to the Company, of an amount equal to the interest (including Contingent Interest, if any) otherwise payable on such Interest Payment Date on the principal amount of this Convertible Note then being converted. Convertible Notes (or any portion thereof) in respect of which a holder has delivered a repurchase notice exercising the option of such holder to require the Company to repurchase such Convertible Notes pursuant to Article 4 or Article 5 of the Indenture may be converted only if the repurchase notice is withdrawn in accordance with the terms of this Indenture. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest (including Contingent Interest, if any) or Liquidated Damages accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets. So long as no Event of Default shall have occurred and be continuing, the Company, at its option, instead of delivering shares of Common Stock, may pay cash to the holder of this Convertible Note upon conversion as provided in Article 14 of the Indenture. The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall pay cash in lieu of such fractional shares in the manner described in the Indenture.

17. Registration Agreement. The holder of this Convertible Note is entitled to the benefits of a Registration Agreement, dated as of August 15, 2003, by and among the Company, the Guarantor and the Initial Purchasers (the "Registration Agreement"). Pursuant to the Registration Agreement, the Company has agreed for the benefit of the holders of the Convertible Notes and the Common Stock issued and issuable upon conversion of the Convertible Notes, that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Convertible Notes are issued upon exercise of the Initial Purchasers' over-allotment option, (b) the date on which the Convertible Notes or the Common Stock issuable upon conversion thereof may be sold by persons who are not "affiliates" (as defined in Rule
         144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, (c) the date as of which all of the Convertible Notes or the Common Stock issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and (d) the date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

         If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 180 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 90 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Convertible Notes are issued upon exercise of the Initial Purchasers' over-allotment option (each such event referred to in clauses (i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities which has complied with its obligations under the Registration Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Convertible Notes and $2.50 per annum per
42.2092 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Convertible Notes and $5.00 per annum per 42.2092 shares of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Agreement), and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

         "Transfer Restricted Securities" means each Convertible Note and each share of Common Stock issued on conversion thereof until the date on which such Convertible Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Convertible Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force).

         Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 45 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

         The above description of certain provisions of the Registration Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Agreement.

         The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Agreement. Requests may be made to: GATX Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676,
Attention: Treasurer.

                            FORM OF CONVERSION NOTICE

To:      GATX CORPORATION

         The undersigned beneficial owner of the Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of GATX Corporation in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Liquidated Damages and taxes accompanies this Convertible Note.


Dated:

Fill in for registration of shares if to
be delivered, and Convertible Notes if       ----------------------------------
to be issued, other than to and in the
name of the beneficial owner (Please         ----------------------------------
Print):
                                             ----------------------------------
                                             Signature(s)

----------------------------------           Principal amount to be converted
              (Name)                         (if less than all);

----------------------------------           ----------------------------------
        (Street Address)                                   $___,000

----------------------------------           ----------------------------------
                                             Social Security or other Taxpayer
                                             Identification Number
--------------------------------
   (City, State and Zip Code)


Signature Guarantee:


-----------------------------------------------

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Notes are to be delivered, other than to and in the name of the registered holder(s).

                                 ASSIGNMENT FORM

            To assign this Convertible Note, fill in the form below:
            (I) or (we) assign and transfer this Convertible Note to



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

         Your Signature:
                        --------------------------------------------------------
                        (Sign exactly as your name appears on the other side of
                                    this Convertible Note)

         Date:
               -------------------------------------------

         Medallion Signature Guarantee:
                                       -----------------------------------------
[FOR INCLUSION ONLY IF THIS CONVERTIBLE NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Convertible Notes evidenced by this certificate which are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Convertible Notes are being transferred:

         CHECK ONE BOX BELOW

              (1)     [ ]   to the Company; or

              (2)     [ ]   pursuant to and in compliance with Rule 144A under
                            the Securities Act of 1933; or

              (3)     [ ]   pursuant to and in compliance with Regulation S
                            under the Securities Act of 1933; or

              (4)     [ ]   pursuant to an exemption from registration under the
                            Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or
(4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes, such certifications and other information, and if box
(4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Convertible Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
                ------------------------------------------------------------
                         (Sign exactly as your name appears on the
                          other side of this Convertible Note)

Date:
      ------------------------------------

Medallion Signature Guarantee:
                               ------------------------------------

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you wish to have this Convertible Note repurchased by the Company pursuant to Article 5 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Convertible Note purchased by the Company pursuant to Section 5.2 of the Indenture, state the amount (in multiples
of $1,000): $     .
             -----

Date:                   Your Signature:
     ------------                      -----------------------------------------
                        (Sign exactly as your name appears on the other side of this Convertible Note)

Medallion Signature Guarantee:
                              --------------------------------------------------

                                    EXHIBIT B

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 14.11(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:      GATX Corporation 5% Convertible Notes
         due 2023  (the "Convertible Notes")

         Reference is hereby made to the Indenture dated as of August 15, 2003 (the "Indenture") by and among GATX Corporation, GATX Financial Corporation and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Convertible Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

              (1)     [ ]   to the Company; or

              (2)     [ ]   pursuant to and in compliance with Rule 144A under
                            the Securities Act of 1933; or

              (3)     [ ]   pursuant to and in compliance with Regulation S
                            under the Securities Act of 1933; or

              (4)     [ ]   pursuant to an exemption from registration under the
                            Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                             [Name of Transferor],

                                             By
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Dated:


                                      C-2